Exhibit 15.2

April 19, 2024

ZTO Express (Cayman) Inc.

Building One, No. 1685 Huazhi Road,

Qingpu District, Shanghai, 201708

People’s Republic of China

Re: Consent of Global Law Office

We hereby consent to the reference of our firm name and summaries of our firm’s opinions under the heading “Item 4. Information on the Company—C. Organizational Structure” in the annual report on Form 20-F of ZTO Express (Cayman) Inc. (the “Company”) for the Company’s fiscal year ended December 31, 2023 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 19, 2024 (the “Form 20-F”), and further consent to the incorporation by reference into the Registration Statement No. 333-222519 on Form S-8 and Registration Statement No. 333-248730 on Form F-3.

We also hereby consent to the filing of this consent letter as an exhibit to the Form 20-F.

In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulation promulgated thereunder.

Yours sincerely,

/s/ Global Law Office
Global Law Office